UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 24, 2008

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A COMMERCIAL WHARF WEST, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report is incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

Converted Organics Inc. has entered into a financing arrangement more fully described in Item 2.03 of this Current Report on Form 8-K which nullifies a previously existing financing arrangement. The company has a contingent note payable under a letter of credit obtained by a former bridge lender in favor of the company, as more fully described in a recent 10-Q filed on November 14, 2007. The letter of credit provides that the funds available under the letter are no longer available if the company obtains alternative financing in excess of $1,825,000.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 24, 2008 Converted Organics Inc. acquired the assets, including the intellectual property, of Waste Recovery Industries, LLC of Paso Robles, CA. This acquisition makes Converted Organics the exclusive owner of the proprietary technology and process known as the High Temperature Liquid Composting (HTLC) system, which processes various biodegradable waste products into liquid and solid organic-based fertilizer and feed products. The purchase price of $500,000 was paid with a note as outlined below in Item 2.03 of this Current Report on Form 8-K. In addition, the purchase price provides for future royalty payments when and if additional tons of waste-processing capacity are added to the company's current capacity, using the acquired technology, capped at $7 million, with no minimum. The license allows Converted Organics to utilize the proprietary technology and process in all its future waste-to-fertilizer facilities.

Also on January 24, 2008 Converted Organics Inc. acquired the assets of United Organic Products, LLC of Gonzales, CA. With this acquisition, Converted Organics acquires a leading liquid fertilizer product line, as well as a state-of-the-art production facility that services a strong West Coast agribusiness customer base through established distribution channels. The purchase price of $2,500,000 was paid in cash of $1,500,000 and notes payable of $1,000,000, as described below in Item 2.03 of this Current Report on Form 8-K.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company entered into a financing arrangment with the seller of Waste Recovery Industries, LLC for the purchase price of $500,000. The note matures on May 1, 2008 and accrues interest, payable monthly, at 7%.

The company also entered into a financing arrangement with the seller of United Organics Products, LLC of Gonzales, CA whereby the Company has a three-year note payable of $1,000,000. The notes carry a rate of 7%, payable monthly in arrears, and are convertible to common stock, six months after the acquisition date, for a price equal to the five-day average closing price of the stock on Nasdaq, for the five days preceding conversion.

On January 24, 2008 the Company entered into a private financing with three investors (the "Investors") for a total amount of $4,500,000 (the "Financing"). The Financing was offered at an original issue discount of 10%. The company used the proceeds to fund the acquisition of assets more fully described in Item 2.01 of this Current Report on Form 8-K, to fund further development activities and to provide working capital. As consideration for the Financing, the Investors received a note issued by the Company in the amount of $4,500,000 with interest accruing at 10% per annum to be paid monthly and with the principal balance to be paid in full one year from the closing date (the "Note"). In addition, the Company issued the Investors 750,000 Class A Warrants and 750,000 Class B Warrants, which may be exercised at $8.25 and $11.00 per warrant share, respectively (the "Warrants"). The Company further agreed not to call any Warrants until a registration statement registering all of the Warrants is declared effective.

Within 75 days of the closing date, the Company will seek to gain shareholder approval for the issuance of a convertible debenture with an interest rate of 10% per annum and convertible to common stock pursuant to terms of the debenture agreement, or such other price as permitted by the debenture (the "Convertible Debenture"). Upon shareholder approval, the Note will be replaced by the Convertible Debenture and one half of the Warrants will be returned to the company.

A registration statement covering the Warrants and the common stock underlying the Warrants will be filed within 30 days of the closing date. The Company also entered into a Security Agreement with the Investors whereby the Company granted the Investors with a security interest in Converted Organics of California , LLC and any and all assets that are acquired by the use of the funds from the Financing. In addition, the Company granted the Investors a security interest in Converted Organics of Woodbridge, LLC and all assets subordinate only to the current lien held by the holder of the current debt issued in connection with the initial plant of approximately $17,500,000.

A placement fee of $225,000 was paid out of the proceeds.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 2.03 of this Current Report is incorporated by reference into this Item 3.02.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In addition to acquiring assets and technology, Converted Organics announced that Peter Townsley, Chief Executive of United Organic Products, will join Converted Organics as Executive Vice President, Chief Technological Officer with responsibility for overseeing California operations, as well as product and process improvement and development.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

The press release attached as an Exhibit to this current report contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as "may," "should," "plan," "intend," "potential," "continue," "believe," "expect," "predict," "anticipate" and "estimate," the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company's control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company's beliefs, assumptions and expectations of our future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in "Risk Factors" in the prospectus, not all of which are known to the Company. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these statements. The Company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the Company's business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

January 29, 2008	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

2.01	Press Release dated January 25, 2008
2.02	UOP Asset Purchase Agreement
2.03	WRI Asset Purchase Agreement
2.04	UOP Note dated 01/24/2008
2.05	WRI Note dated 01/24/2008
2.06	Registration Rights Agreement dated January 24, 2008
2.07	Secured Convertible Debenture to High Capital Funding, LLC
2.08	Secured Convertible Debenture to Preferred Traders Fund, LLC
2.09	Secured Convertible Debenture to Professional Offshore Opportunity Fund, LLC
2.10	Loan and Securities Purchase Agreement
2.11	Security Agreement
5.01	Employment Agreement Between Converted Organics Inc. and Peter Townsley